As filed with the Securities and Exchange Commission on May 24, 2001
                                                  Registration No: 333-_________
     ===================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                             -----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                               UNOCAL CORPORATION
               (Exact name of registrant specified in its charter)

  Delaware                                                     95-3825062
 (State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                              Identification No.)

         2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245
          (Address, including zip code, of Principal Executive Offices)

                      2001 DIRECTORS' DEFERRED COMPENSATION
                              AND STOCK AWARD PLAN
                            (Full title of the plan)

                             DENNIS P.R. CODON, ESQ.
         Senior Vice President, Chief Legal Officer and General Counsel
                        2141 Rosecrans Avenue, Suite 4000
                          El Segundo, California 90245
                                 (310) 726-7600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           ---------------------------

                         CALCULATION OF REGISTRATION FEE
===============================================================================
 Title of                          Proposed     Proposed           Amount
Securities        Amount to be     Maximum      Maximum              of
  to be           Registered       Offering     Aggregate          Registra-
Registered                         Price Per    Offering           tion Fee
                                   Share (1)    Price (1)
==============================================================================
Common Stock,
$1.00 par value   500,000 shares   $39.65      $19,825,000         $5,234
per share
(including Pre-
ferred Stock Pur-
chase Rights)
==============================================================================
(1) Solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based upon the average of the high and low prices reported in the consolidated reporting system for May 21, 2001.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
==============================================================================

                                     2 of 9

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

There are hereby incorporated by reference in this registration statement the following documents heretofore filed with the Securities and Exchange Commission (the "Commission"):

(a) The Annual Report on Form 10-K of Unocal for the fiscal year ended December 31, 2000;

(b) The Quarterly Report on Form 10-Q of Unocal for the fiscal quarter ended March 31, 2001;

(c)  Unocal's Current Report on Form 8-K dated March 27, 2001;

(d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999; and

(e) The description of Unocal's Common Stock, $1.00 par value per share, excluding that of the associated Preferred Stock Purchase Rights ("Common Stock"), set forth under the caption "Description of the Common Stock," included in the prospectus dated September 25, 1998, of Union Oil Company of California and Unocal (File Nos. 333-58415 and 333-58415-01), together with the description of Unocal's Preferred Share Purchase Rights included in Unocal's Current Report on Form 8-K dated January 5, 2000. The descriptions of the 6 1/4% Trust Convertible Preferred Securities of Unocal Capital Trust, (the "Trust Convertible Preferred Securities"), the guarantee thereof by Unocal, and the 6 1/4% Convertible Junior Subordinated Debentures of Unocal (insofar as the rights thereof may materially limit or qualify the rights evidenced by, or amounts payable with respect to, the Common Stock) set forth under the captions "Description of the Trust Convertible Preferred Securities," "Description of the Guarantee," "Description of the Convertible Debentures," and "Effect of Obligations under the Convertible Debentures and the Guarantee" in the prospectus dated August 7, 1996, included in the Registration Statement on Form S-4 of Unocal and Unocal Capital Trust (File Nos. 333-09137 and 333-09137-01), as amended by Pre-Effective Amendment No. 1 thereto.

All documents filed by Unocal pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                                     3 of 9

You may obtain copies of certain documents incorporated herein at our web site at http://www.unocal.com. You also may request a copy of any document incorporated herein by reference by writing or telephoning us at the following:

               Stockholder Services Department, Unocal Corporation
                        2141 Rosecrans Avenue, Suite 4000
                          El Segundo, California 90245
                                 (310) 726-7600

Item 5.  Interests of Named Experts and Counsel.

Legal matters in connection with the issuance and sale of the securities offered hereby will be passed upon for Unocal by Dennis P.R. Codon, Esq., Senior Vice President, Chief Legal Officer, and General Counsel of Unocal. As of May 21, 2001, Mr. Codon owned beneficially 123,746 shares of Common Stock. He also held options to purchase 62,218 shares of Common Stock at prices ranging from $32.8125 to $38.8125, with expiration dates ranging from 2006 to 2011. In addition, Mr. Codon held 19,000 performance share units, which could be paid out in up to 21,500 shares of Common Stock four years after their award dates, depending upon Unocal's total return to stockholders.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes Unocal to indemnify directors and officers in certain circumstances against liabilities, including expenses, incurred while acting in such capacities; provided, generally, that any such indemnified director or officer acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Bylaws of Unocal provide for the indemnification of directors and officers to the maximum extent permitted by the Delaware General Corporation Law.

In addition, Unocal has provided in its Certificate of Incorporation that it shall eliminate the personal liability of its directors to the fullest extent permitted by the Delaware General Corporation Law and Unocal has entered into indemnification agreements with each of its directors and officers providing for additional indemnification. Unocal has policies of directors' and officers' liability insurance which insure directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.

Item 8.  Exhibits.

The Exhibit Index lists the exhibits that are filed as part of this registration statement.

                                     4 of 9

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the calculation of Registration Fee" table in the effective registration statement;

         (c) To include any material information with respect to the plan distribution not previously disclosed in this statement or any material change to such information in this registration statement;

     Provided, however, that the undertakings set forth in paragraphs (a) and
     (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated

                                     5 of 9
     by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
     Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     6 of 9

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on May 22, 2001.

                                            UNOCAL CORPORATION

                                            By /S/ JOE D. CECIL
                                               -------------------------
                                               Joe D. Cecil
                                               Vice President and Comptroller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

SIGNATURE                           TITLE                          DATE
-----------                         -------                       ------

/S/ CHARLES R. WILLIAMSON *
---------------------------         Chief Executive Officer       May 22, 2001
Charles R. Williamson               and Director

/S/ TIMOTHY H. LING *
---------------------------------   Chief Operating Officer       May 22, 2001
Timothy H. Ling                     and Director

/S/ TERRY G. DALLAS *
----------------------------------  Chief Financial Officer       May 22, 2001
Terry G. Dallas

/S/ JOE D. CECIL                    Comptroller (Principal
-------------------------           Accounting Officer)           May 22, 2001
Joe D. Cecil


----------------------------------  Director                      May 22, 2001
John W. Amerman

/S/ JOHN W. CREIGHTON, JR. *
----------------------------------  Chairman of the Board         May 22, 2001
John W. Creighton, Jr.

                                     7 of 9

SIGNATURE                           TITLE                         DATE
-----------------                   -------                       --------

/S/ JAMES W. CROWNOVER *
---------------------------------   Director                      May 22, 2001
James W. Crownover

/S/ FRANK C. HERRINGER *
---------------------------------   Director                      May 22, 2001
Frank C. Herringer

/S/ DONALD B. RICE *
---------------------------         Director                      May 22, 2001
Donald B. Rice

/S/ KEVIN W. SHARER *
--------------------------------    Director                      May 22, 2001
Kevin W. Sharer

/S/ MARINA V.N. WHITMAN *
--------------------------------    Director                      May 22, 2001
Marina v.N. Whitman

* By /S/ JOE D. CECIL
-------------------------
Joe D. Cecil

Pursuant to the requirements of the Securities Act of 1933, the members of the Board Governance Committee who administer the 2001 Directors' Deferred Compensation and Stock Award Plan, have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, May 22, 2001.

                                2001 Directors' Deferred Compensation and
                                Stock Award Plan

                                By  /S/ JOHN W. AMERMAN *
                                    ----------------------------------------
                                    John w. Amerman
                                    Member, Board Governance Committee

                                 * By  /S/ JOE D. CECIL
                                       -------------------------
                                       Joe D. Cecil


                                     8 of 9

                                  EXHIBIT INDEX

EXHIBIT
NUMBER          EXHIBIT
----------      -----------

     4.1 Restated Certificate of Incorporation of Unocal, dated as of January 31, 2000, and currently in effect (incorporated by reference to Exhibit 3.1 to Unocal's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, File No. 1-8483).

     4.2 Bylaws of Unocal, as amended effective March 27, 2001 (incorporated by reference to Exhibit 3 to Unocal's Current Report on Form 8-K dated March 27, 2001, File No. 1-08483).

     4.3 Rights Agreement, dated as of January 29, 1990, between Unocal and The Chase Manhattan Bank, as successor Rights Agent (incorporated by reference to Exhibit 1 to Unocal's Current Report on Form 8-K dated January 29, 1990, File No. 1-8483).

     5 Opinion of Dennis P.R. Codon, Esq., Senior Vice President, Chief Legal Officer and General Counsel, of Unocal.

    23.1     Consent of PricewaterhouseCoopers LLP.

    23.2 Consent of Dennis P.R. Codon, Esq., Senior Vice President, Chief Legal Officer and General Counsel of Unocal
             (included in Exhibit 5).

     24      Power of Attorney.

                                     9 of 9